CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our report dated December 23, 2009, which is incorporated by reference in this Registration Statement (Form N-1A) of Direxion Funds, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 102 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697).

ERNST & YOUNG LLP

New York, NY
February 25, 2010